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                                                                      EXHIBIT 11

              CCC INFORMATION SERVICES GROUP INC. AND SUBSIDIARIES

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (In thousands, except per share amounts)

                                   (Unaudited)

                                                                         Three Months Ended                 Six Months Ended
                                                                               June 30,                         June 30,
                                                                         2002            2001             2002            2001
                                                                       --------        --------         --------        --------

Per share income (loss) from continuing operations:

Income (loss) from continuing operations                               $  5,296        $(18,481)        $ 10,512        $(21,301)
                                                                       ========        ========         ========        ========

Weighted average common shares outstanding:
    Shares attributable to common stock outstanding                      25,826          21,794           25,763          21,781
    Shares attributable to common stock equivalents outstanding             941             -                705             -
                                                                       --------        --------         --------        --------
                                                                         26,767          21,794           26,468          21,781
                                                                       ========        ========         ========        ========

Per share income (loss) from continuing operations--basic              $   0.21        $  (0.85)        $   0.41        $  (0.98)
                                                                       ========        ========         ========        ========

Per share income (loss) from continuing operations--diluted            $   0.20        $  (0.85)        $   0.40        $  (0.98)
                                                                       ========        ========         ========        ========

Per share loss from discontinued operations:

Loss from discontinued operations                                      $    -          $    -           $    -          $ (6,982)
                                                                       ========        ========         ========        ========

Weighted average common shares outstanding:
    Shares attributable to common stock outstanding                      25,826          21,794           25,763          21,781
    Shares attributable to common stock equivalents outstanding             941               -              705             -
                                                                       --------        --------         --------        --------
                                                                         26,767          21,794           26,468          21,781
                                                                       ========        ========         ========        ========

Per share loss from discontinued operations--basic                     $    -          $    -           $    -          $  (0.32)
                                                                       ========        ========         ========        ========

Per share loss from discontinued operations--diluted                   $    -          $    -           $    -          $  (0.32)
                                                                       ========        ========         ========        ========


Net income (loss)                                                      $  5,296        $(18,481)        $ 10,512        $(28,283)
                                                                       ========        ========         ========        ========

Weighted average common shares outstanding:
    Shares attributable to common stock outstanding                      25,826          21,794           25,763          21,781
    Shares attributable to common stock equivalents outstanding             941             -                705               -
                                                                       --------        --------         --------        --------
                                                                         26,767          21,794           26,468          21,781
                                                                       ========        ========         ========        ========

Per share net income (loss)--basic                                     $   0.21        $  (0.85)        $   0.41        $  (1.30)
                                                                       ========        ========         ========        ========

Per share net income (loss)--diluted                                   $   0.20        $  (0.85)        $   0.40        $  (1.30)
                                                                       ========        ========         ========        ========
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